UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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TROY GROUP, INC
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On November 8, 2004, TROY Group, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

For More Information Contact:

TROY Group, Inc.

Patrick J. Dirk, President & CEO

Dennis C. Fairchild, Senior VP & CFO

Myra K. Erickson, Investor Relations

(949) 250-3280

www.troygroup.com

TROY REACTS TO WESTAR WITHDRAWAL

SANTA ANA, Calif. — (BUSINESS WIRE) — November 8, 2004 - TROY Group, Inc. (Nasdaq: TROY) released the following comment regarding the press release issued by Westar Capital, LLC, announcing the withdrawal of Westar’s offers for TROY.  “Westar made contingent offers to purchase TROY stock,” said Patrick J. Dirk, TROY’s Chairman.  He continued:  “TROY asked Westar to make non-contingent, binding offers, and Westar chose to withdraw them.”

On May 26, 2004, TROY announced that it had entered into a merger agreement with Dirk Inc., a company controlled by Patrick Dirk, the founder of TROY, and his family members, pursuant to which Mr. Dirk and his family will acquire the outstanding shares of TROY common stock that they do not already own at a price of $3.06 per share.  The merger is subject to approval by TROY stockholders as required under applicable state law, to completion of financing arrangements necessary to accomplish the merger, and to certain other closing conditions.

About TROY Group

TROY Group, Inc. (“TROY”) offers a full range of products to its customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks, and Financial Service Solutions which enable secure electronic payments.  Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.  TROY distributes products to major corporations, banks, key government accounts and distributors worldwide.  Visit TROY at www.troygroup.com.

This press release contains certain forward-looking statements of TROY (statements that are not historical fact).  These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions. These statements, including statements regarding the completion of the merger, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the merger, and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange Commission.  Statements included in this press release are based upon information known to TROY as of the date of this release, and TROY assumes no obligation to update information contained in this press release.

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